Exhibit 10.3

SEPARATION AND Release Agreement

THIS SEPARATION AND RELEASE AGREEMENT (this “Agreement”) is made and entered into as of November 3, 2021 by and between NeuroBo Pharmaceuticals, Inc., a Delaware corporation, whose address is 200 Berkeley Street, Office 19th Floor, Boston, Massachusetts 02116 (the “Company”) and Richard Kang, Ph.D. whose address is as reflected in the personnel records of the Company (“Employee”). Capitalized terms used but not defined in this Agreement will have the meanings ascribed to them in that Employment Agreement between Employee and the Company dated February 11, 2020 (the “Employment Agreement”).

Recitals

Whereas, Employee has been employed as the Chief Executive Officer and President of the Company since January 1, 2020; and

Whereas, the Company and Employee (collectively, the “Parties” and each, without distinction, a “Party”) have mutually agreed to terminate Employee’s existing employment relationship with the Company on the terms and conditions set forth in this Agreement.

Agreement

Now, therefore, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Article 1
EMPLOYMENT TERMINATION, PAYMENTS AND RESIGNATION

1.1            Termination of Employment. Employee’s employment with the Company shall terminate on the earliest to occur of: (i) the day immediately following the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) of a Quarterly Report on Form 10-Q the period ended September 30, 2021 or (ii) such earlier date as determined by Chairman of the Board of Directors of the Company (the “Resignation Date”). From the date of this Agreement through the Resignation Date, Employee will perform such transition and other duties as assigned by the Company. Effective as of the Resignation Date, Employee hereby resigns from every office of the Company and the Company’s subsidiaries held by Employee; provided, however, Employee shall continue to serve on the Company’s Board of Directors for the remainder of Employee’s current term until the earlier of the annual meeting of the Company’s stockholders to be held in 2022, the election and qualification of Employee’s successor, or until Employee’s resignation or removal from the Company’s Board of Directors. Additionally, following the Resignation Date, Employee shall continue to serve as an officer and on the governing body of the Company’s subsidiary, NeuroBo Co., Ltd., until the election and qualification of Employee’s successor, or until Employee’s resignation or removal from such position at NeuroBo Co., Ltd. The Company shall pay Employee’s compensation for hours worked through the Resignation Date, subject to withholding and payable in accordance with the Company’s payroll practices. The Company will also pay Employee for Employee’s accrued but unused Paid Time Off with Employee’s final paycheck, subject to withholding and payable in accordance with the Company’s payroll practices. In addition, the Company will reimburse Employee for Employee’s outstanding documented business expenses remaining on the Company’s books, which were properly reviewed and approved according to the Company’s policies in effect on the Resignation Date. Employee will receive the above payments regardless of whether Employee signs this Agreement and regardless of whether this Agreement becomes effective in accordance with Section 2.2. All of Employee’s benefits through the Company will end on the Resignation Date.

1.2            Resignation Consideration. As consideration for Employee’s agreements and releases set forth herein, and provided that Employee executes and delivers this Agreement (without revoking same), executes and delivers the Signature to Update Release Provision appearing after the signature page (without revoking the same) on or within seven (7) days after the Resignation Date, and Employee remains in compliance with Employee’s obligations under this Agreement, then:

(a)            The Company will pay Employee the aggregate sum of $150,000.00, which shall be paid in accordance with the Company’s normal payroll practices in substantially equal amounts over our (4) months commencing within 60 days after the Resignation Date, subject to payroll deductions and all required withholdings;

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(b)            An amount equal to $130,680.00, as the prorated amount of Employee’s annual bonus for 2021, payable by the Company within sixty (60) days of the Resignation Date;

(c)            The Company agrees to engage Employee to provide consulting services, and Employee agrees to provide consulting services, pursuant to the terms and conditions of the consulting agreement attached hereto as Exhibit A (the “Consulting Agreement”); and

(d)            Beginning on the first day of the month following the Resignation Date and continuing through the date that is the twelve (12) month anniversary of the Resignation Date (the “COBRA Period”), subject to Employee’s valid election to continue healthcare coverage under Section 4980B of the Internal Revenue Code of 1986, as amended and the regulations thereunder (the “Code”), the Company shall continue to provide Employee and Employee’s eligible dependents with coverage under the Company’s group health plans at the same levels and the same cost to Employee as would have applied if Employee’s employment had not been terminated based on Employee’s elections in effect on the Resignation Date (subject to any increase or decrease in such costs to Employee during the COBRA Period that apply to others on such plan), provided, however, that (x) if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A (as defined below) under Treasury Regulation Section 1.409A-1(a)(5), or (y) the Company is otherwise unable to continue to cover Employee under its group health plans without incurring penalties (including without limitation, pursuant to Section 2716 of the Public Health Service Act), then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to Employee in substantially equal monthly installments over the continuation coverage period (or the remaining portion thereof).

1.3            Conflict with Other Agreements. In the event of any conflict of the provisions between this Agreement and the Employment Agreement, the provisions set forth in this Agreement shall control. Notwithstanding the foregoing, Employee agrees to strictly comply with Employee’s remaining obligations under the Employment Agreement which survive the Resignation Date, including, but not limited to, Section 6, Section 7 and Sections 9 through 22 of the Employment Agreement. In the event of any conflict of the provisions between this Agreement and the provisions of that certain Indemnification Agreement dated effective as of December 31, 2019 entered into by and between the Company and Employee (the “Indemnification Agreement”), the provisions set forth in the Indemnification Agreement shall control.

1.4            Acknowledgement. Except as provided in this Article 1, the Parties acknowledge and agree that Employee is not, and shall not after the Resignation Date, be eligible for any additional payment by the Company of any bonus, salary, vacation pay, retirement pension, severance pay, back pay, or other remuneration or compensation of any kind in respect of employment by the Company or its affiliates. Employee further agrees that Section 6, Section 7 and Sections 9 through 22 of the Employment Agreement remains in full force and effect, and Employee hereby reaffirms Employee’s obligations arising under Section 6, Section 7 and Sections 9 through 22 of the Employment Agreement. Employee agrees to return to the Company all of the Company’s documents and materials, apparatus, equipment and other physical property in Employee’s possession within five (5) days of the Resignation Date and in the manner directed by the Chairman of the Board of Directors of the Company (the “Chairman”).

1.5            Cooperation and Assistance. Following the Resignation Date, Employee agrees to furnish such information and assistance to the Company as may be reasonably required by the Company in connection with any issues or matters of which Employee had knowledge during Employee’s employment with the Company. In addition, following the Resignation Date, Employee agrees to be reasonably available to assist the Company in matters relating to the transition of Employee’s prior duties to other employees of the Company, as may be reasonably requested by the Company. Following the Resignation Date, the Company shall reimburse Employee for the reasonable documented out-of-pocket expenses incurred by Employee in providing such cooperation and assistance; provided that any such expense exceeding Five Hundred Dollars ($500) shall require the advance written consent of the Chairman. Any services rendered by Employee following the Resignation Date pursuant to this Section 1.5 shall be governed by the applicable terms and conditions of the Consulting Agreement. Following the Resignation Date, Employee shall promptly deliver to the Chairman all correspondence and any inquires that Employee receives (including the contents of any telephone calls or emails received by Employee) from any third party concerning any issue of significance to the Company.

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1.6            Statement Regarding Resignation; SEC Matters. Employee acknowledges that the Company may be required to file a copy of this Agreement as an exhibit to a Form 8-K or Form 10-Q filed with the SEC (the “Exchange Act Reports”). Employee agrees that the Exchange Act Reports may contain a statement summarizing the terms and conditions of this Agreement and the fact that Employee’s employment with the Company terminated as of the Resignation Date (the “Exchange Act Statement”). Employee will cooperate with the Company in providing information with respect to all reports required to be filed by the Company with the SEC as they relate to required information with respect to Employee. Further, following the Resignation Date, Employee will remain in compliance with the terms of the Company’s insider trading policy with respect to purchases and sales of the Company’s securities.

1.7            Standstill. Employee agrees that, for a period of two (2) years from the Resignation Date, neither Employee nor any of Employee’s affiliates or representatives acting on Employee’s behalf or on behalf of other persons acting in concert with Employee will in any manner, directly or indirectly: (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof), or rights or options to acquire any securities (or beneficial ownership thereof), or any assets, indebtedness or businesses of the Company or any of its subsidiaries or affiliates, (ii) any tender or exchange offer, merger or other business combination involving the Company, any of the subsidiaries or affiliates or assets of the Company or the subsidiaries or affiliates constituting a significant portion of the consolidated assets of the Company and its subsidiaries or affiliates, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries or affiliates, or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company or any of its affiliates; (b) form, join or in any way participate in a “group” (as defined under Securities Exchange Act of 1934, as amended) with respect to the Company or otherwise act in concert with any person in respect of any securities of the Company; (c) otherwise act, alone or in concert with others, to seek representation on or to control or influence the management, the Company’s Board of Directors or policies of the Company or to obtain representation on the Company’s Board of Directors; (d) take any action which would or would reasonably be expected to force the Company to make a public announcement regarding any of the types of matters set forth in (a) above; or (e) enter into any discussions or arrangements with any third party with respect to any of the foregoing. Employee also agrees during such period not to request (in any manner that would reasonably be likely to cause the Company to disclose publicly) that the Company or any of its representatives, directly or indirectly, amend or waive any provision of this Section 1.7 (including this sentence).

Article 2
RELEASES AND NON-DISPARAGEMENT

2.1            Employee Release of Claims. In consideration for the separation consideration set forth in this Agreement, Employee, on behalf of Employee, Employee’s heirs, executors, legal representatives, spouse and assigns (the “Employee Releasing Parties”), hereby fully and forever releases the Company and the Company’s past and present officers, directors, employees, investors, stockholders, administrators, subsidiaries, affiliates, predecessor and successor corporations, assigns, attorneys and insurers (each a “Company Released Party”, and collectively, the “Company’s Released Parties”) of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred through the date that Employee signs this Agreement, including, without limitation, any and all claims:

(a)            which arise out of, result from, or occurred in connection with Employee’s employment by the Company or any of its affiliated entities, the termination of that employment relationship, any events occurring in the course of that employment, the Employment Agreement, or any events occurring prior to the execution of this Agreement;

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(b)            for discrimination, harassment and/or retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; slander, libel or invasion of privacy; violation of public policy; fraud, misrepresentation or conspiracy; and false imprisonment;

(c)            (i) wrongful discharge of employment, any and all claims for wrongful discharge of employment, and/or (ii) violation of any federal, state or municipal statute relating to employment or employment discrimination, including, without limitation, (A) Title VII of the Civil Rights Act of 1964, as amended, (B) the Civil Rights Act of 1866, as amended, (C) the Civil Rights Act of 1991, as amended, (D) the Employee Retirement and Income Security Act of 1974, as amended, (E) the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), including, without limitation, by the Older Workers’ Benefit Protection Act, as amended (“OWBPA”), (F) the OWBPA, (G) the Americans with Disabilities Act of 1990, as amended, (H) any applicable state Persons with Disabilities Civil Rights Act, as amended, (I) any applicable state Whistleblowers Protection Act, as amended, (J) Genetic Information Nondiscrimination Act (GINA), and (K) the Immigration Reform and Control Act (IRCA);

(d)            under Massachusetts common law or state statute including, but not limited to, those alleging wrongful discharge, express of implied breach of contract, negligence, invasion of privacy, intentional infliction of emotional distress, fraud, defamation, or any claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., Mass. Gen. Laws ch. 149, § 148 et seq. (Massachusetts law regarding payment of wages and overtime), the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102 and Mass. Gen. Laws ch. 214, § 1C, the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Maternity Leave Act, Mass. Gen. Laws ch. 149, § 105D, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended, all as amended together with all of their respective implementing regulations, and/or any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released;

(e)           for back pay or other unpaid compensation;

(f)            relating to equity of the Company; and/or

(g)           for attorneys’ fees and costs.

To the fullest extent permitted by law, Employee will not take any action that is contrary to the covenants and agreements Employee has made in this Agreement. Employee represents that Employee has not filed any lawsuit, arbitration, or other claim against any of the Company’s Released Parties. Employee states that Employee knows of no violation of state, federal, or municipal law or regulation by any of the Company’s Released Parties, and knows of no ongoing or pending investigation, charge, or complaint by any agency charged with enforcement of state, federal, or municipal law or regulation. While nothing in this Agreement prevents state or federal agencies from enforcing laws within their jurisdictions, Employee agrees Employee shall not receive any individual monetary damages, recovery and/or relief of any type related to any released claim(s), whether pursued by Employee or any governmental agency, other person or group; provided that nothing in the Agreement prevents Employee from participating in the whistleblower program maintained by the SEC and receiving a whistleblower award thereunder. Employee hereby agrees that the release set forth in this Agreement shall be and remain in effect in all respects as a complete general release as to the matters released. Notwithstanding anything in this Agreement to the contrary, nothing herein release any claim for indemnification, contribution, defense or coverage, from or through the Company or its insurers, under the Company’s (or its affiliates’) charter, By-laws, the Indemnification Agreement, applicable law, or applicable insurance policies, with respect to prior actions or inactions relating in any way to Employee’s duties as an employee or officer of the Company. Each Company Released Party is an intended third party beneficiary of this Agreement and entitled to enforce the release in this Section 2.1 as if such Company Released Party was a Party to this Agreement.

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2.2            Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the OWBPA, the ADEA, and otherwise, and that this waiver and release is knowing and voluntary. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has twenty-one (21) calendar days within which to consider this Agreement and that, if Employee executed this Agreement before expiration of that twenty-one (21) calendar day period, Employee did so knowingly and voluntarily and with the intent of waiving Employee’s right to utilize the full twenty-one (21) calendar day consideration period; (c) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement (the “Revocation Period”). Communication of any such revocation by Employee to the Company shall be provided in writing and mailed by certified or registered mail with return receipt requested and shall be addressed to the Company at its principal corporate offices to the attention of the Chairman. This Agreement shall not be effective until the Revocation Period has expired without any revocation having been communicated.

2.3            No Admission of Liability. Neither this Agreement nor any statement contained herein shall be deemed to constitute an admission of liability on the part of the parties herein released. This Agreement’s execution and implementation may not be used as evidence, and shall not be admissible in a subsequent proceeding of any kind, except one alleging a breach of this Agreement, the Indemnification Agreement or the Employment Agreement.

2.4            Non-Disparagement. To the fullest extent permitted by law, Employee covenants and agrees that Employee shall not make or cause to be made any statements, observations, opinions or communicate any information (whether in written or oral form) that defames, slanders or is likely in any way to harm the reputation of the Company or any of its subsidiaries, affiliates, directors, or officers or tortiously interfere with any of the other Company’s business relationships. Any violation of the covenant contained in this Section 2.4 will result in irreparable damage and the Company shall be entitled to injunctive and other equitable relief.

Article 3

REPRESENTATIONS AND WARRANTIES

3.1            Representations and Warranties of Employee. Employee warrants and represents to the Company that Employee:

(a)            has been advised to consult with legal counsel in entering into this Agreement;

(b)            has entirely read this Agreement;

(c)            has voluntarily executed this Agreement without any duress or undue influence and with the full intent of releasing all claims;

(d)            has received no promise, inducement or agreement not herein expressed with respect to this Agreement or the terms of this Agreement;

(e)            is the only person (other than Employee’s heirs) who is or may be entitled to receive or share in any damages or compensation on account of or arising out of Employee’s relationship with, or providing services to, the Company or any of its affiliated entities, the termination of that relationship or services, any actions taken in the course of that relationship or services, and any events related to that relationship or services or occurring prior to the execution of this Agreement;

(f)             understands and agrees that in the event any injury, loss, or damage has been sustained by Employee which is not now known or suspected, or in the event that the losses or damage now known or suspected have present consequences not known or suspected, this Agreement shall nevertheless constitute a full and final release as to the parties herein released, and that this Agreement shall apply to all such unknown or unsuspected injuries, losses, damages or consequences; and

(g)            expressly acknowledges that Employee’s entry into this Agreement is in exchange for consideration in addition to anything of value to which Employee is already entitled.

3.2            Authority. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Employee represents and warrants that Employee has not assigned any claim released under this Agreement, and there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

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3.3            No Other Representations. Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.

Article 4
MISCELLANEOUS

4.1            Severability. Should any provision of this Agreement be declared or be determined by any arbitrator or court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

4.2            Entire Agreement. This Agreement together with the Indemnification Agreement and the Consulting Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee’s separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Employee’s relationship with the Company and Employee’s compensation by the Company, including without limitation the Employment Agreement, provided, however, that this Agreement does not supersede or modify any continuing obligations of Employee under the Employment Agreement that do not conflict with the terms and conditions of this Agreement, all of which shall continue in full force and effect except as modified here. This Agreement may only be amended by a writing signed by Employee and the Company.

4.3            Assignment. This Agreement may not be assigned by Employee without the prior written consent of the Company. The Company may assign this Agreement without Employee’s consent in connection with a merger or sale of its assets and/or to a corporation controlling, controlled by or under common control with the Company. This Agreement shall inure to the benefit of, and be binding upon, each Party’s respective heirs, legal representatives, successors and assigns.

4.4            Section 409A. The provisions of this Agreement shall be interpreted and applied in such a manner that all payments required to be made hereunder either comply with Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder (including, without limitation, such guidance as may be issued after the Resignation Date) (“Section 409A”) or are exempt from the requirements of Section 409A. Any reimbursement of expenses to which Employee is entitled under this Agreement shall, if subject to Section 409A, be made within the time period and be subject to the other terms and conditions prescribed in the Employment Agreement. To the extent that any amounts payable hereunder are determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A, such amounts shall be subject to such additional rules and requirements as specified by the Company from time to time in order to comply with Section 409A. Each separately identified payment hereunder is to be treated as a “separate payment” for purposes of Section 409A. Notwithstanding the foregoing, neither the Company nor any other person guarantees that any particular federal or state income, payroll, personal property or other tax consequence will result under this Agreement, and neither the Company nor any other person shall be liable for any federal or state tax consequence resulting from this Agreement.

4.5            Governing Law; Consent to Jurisdiction, Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws. Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts of the Commonwealth of Massachusetts for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each Party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the Parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each Party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER. In addition, should it become necessary for the Company to seek to enforce any of the covenants contained in this Agreement through any legal, administrative or alternative dispute resolution proceeding, Employee shall reimburse the Company for its reasonable fees and expenses (legal costs, attorneys’ fees and otherwise) related thereto.

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4.6            Counterparts/Electronic Execution and Delivery. This Agreement may be executed in one or more counterparts and by facsimile or by electronic delivery, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Signatures of the Parties transmitted by facsimile or via .pdf format shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Massachusetts Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such agreement or instrument, each other Party hereto or thereto will re-execute original forms thereof and deliver them to all other Parties. No Party hereto or to any such agreement or instrument will raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense related to lack of authenticity.

Signatures on the Following Page

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In Witness Whereof, the Parties have executed and delivered this Agreement as of the date first written above.

The Company:		EMPLOYEE:

NeuroBo Pharmaceuticals, Inc.

By:	/s/ Douglas J. Swirsky	/s/ Richard Kang
Name:	Douglas J. Swirsky	Richard Kang, Ph.D.
Title:	Chairman of the Board	Date: November 3, 2021

Signature Page to

Separation and Release Agreement

Signature to Update Release Provision:

(To be signed by Employee on or within seven (7) days after the Resgination Date)

Capitalized terms used below have the meanings set forth in the foregoing Separation and Release Agreement (the “Agreement”). In consideration of the promises set forth in the Agreement, Employee, on behalf of himself and the Employee Releasing Parties, fully and forever releases, acquits, and discharges the Company’s Released Parties from any liability relating to any claims and rights that may have arisen between Employee signature date on the preceding signature page and Employee’s signature date referenced below, consistent with Employee’s initial release of claims set forth under Section 2.1 of the Agreement.

By:	Date:	, 2021
Richard Kang, Ph.D.

Signature Page to

Updated Release Effective On Resignation Date

Exhibit A

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into this ___ day of November, 2021 (the “Effective Date”) by and between NeuroBo Pharmaceuticals, Inc., a Delaware corporation, with its principal place of business at 200 Berkeley Street, 19th Floor, Boston, Massachusetts, 02116 (the “Company”), and Richard Kang, Ph.D., whose address is as reflected in the personnel records of the Company (“Consultant”).

Recitals

The Company desires to retain Consultant, and Consultant desires to be engaged by the Company, to perform certain consulting services pursuant to the terms and conditions of this Agreement.

Agreement

Now, Therefore, in consideration of the terms, conditions and covenants hereinafter set forth, the Company and Consultant hereby agree as follows:

1.            Duties of Consultant. In consideration of compensation provided for in Section 2, Consultant hereby agrees to perform the consulting services during the Consultation Period (as defined below) to be performed by Consultant on behalf of the Company as described on Exhibit A attached hereto (collectively, the “Services”). Consultant will become familiar with and comply with the Company’s policies and as requested by the Company from time to time, Consultant will execute a statement of acknowledgement and agreement that Consultant has read and will comply with the Company’s compliance policies. Consultant represents, acknowledges and agrees: (a) all of the Services to be performed by Consultant under the terms and conditions of this Agreement will be performed in full compliance with all applicable laws, rules and regulations; and (b) Consultant will duly and timely make all filings required under all laws, rules and regulations with respect to the performance of the Services during the Consultation Period.

2.            Consideration.

(a)            Compensation. In consideration of Consultant’s performance of the Services, the Company shall pay Consultant $10,000.00 per month on the last day of each month for the Services rendered by Consultant during the Consultation Period (as defined below).

(b)            Taxes and IRS Form 1099. The Company will, if applicable, issue an IRS Form 1099 to Consultant for all compensation paid by the Company to Consultant under this Agreement. Consultant will file all income, unemployment, and/or other employment tax returns, and pay all income, unemployment, and/or other employment taxes, applicable to the compensation received by Consultant hereunder, in a manner consistent with Consultant being an independent contractor, and not an employee, of the Company. Upon the Company’s request, Consultant shall provide documentation demonstrating that Consultant has paid all required taxes with respect to the compensation provided pursuant to this Agreement.

3.            Expenses. The Company shall reimburse Consultant for reasonable, documented and actual expenses incurred by Consultant in connection with Consultant’s performance of the Services; provided, however, that Consultant shall not incur any such expense relating to a single activity or trip in excess of $500 (the “Threshold Amount”) without first obtaining the written consent and approval of the Company. The Company shall make any such reimbursement within thirty (30) days after receipt of an invoice therefor, accompanied by receipts, vouchers or other written evidence of the expenses incurred. The Company shall have no obligation to reimburse Consultant for expenses in excess of the Threshold Amount that were not approved in advance by the Company.

4.            Term; Termination.

(a)            Subject to the terms and conditions set forth in Section 4(b), the term of Consultant’s engagement (hereinafter referred to as the “Consultation Period”) shall commence on the Effective Date and shall continue until the twelve (12) month anniversary of the Effective Date, unless extended by mutual written agreement of Consultant and the Company for additional periods.

Exhibit A - 1

(b)            Notwithstanding the foregoing, either party may terminate this Agreement immediately upon occurrence of any of the following events: (a) the material breach of this Agreement by the other party, which breach is not cured within ten (10) days after written notice of such breach; (b) embezzlement, fraud or deceit in the performance of the other party’s obligations hereunder; or (c) Consultant’s breach of that certain Separation and Release Agreement between the Company and Consultant (the “Separation Agreement”). In the event of any such termination, Consultant shall be entitled to payment for the Services performed and expenses paid or incurred prior to the effective date of termination, subject to the limitation on reimbursement of expenses set forth in Section 3. Such payments shall constitute full settlement of any and all claims of Consultant of every description against the Company. The following provisions shall survive termination or expiration of this Agreement: Sections 5, 6 and 8 through 21.

5.            Confidentiality. For the Consultation Period and five (5) years thereafter, Consultant shall maintain in confidence and shall not disclose to any person or entity other than officers, directors and employees of the Company any information obtained by Consultant in the course of Consultant’s duties under this Agreement in connection with the Company’s products, processes, know-how, formulas, business plans, forecasts, financial information, customer lists and any other information divulged by the Company to Consultant and identified by the Company to Consultant as proprietary or confidential (collectively, the “Confidential Information”). Upon the termination or expiration of this Agreement, Consultant shall promptly destroy or return the Confidential Information in written or digital form to the Company. All documents, data, records, apparatus, equipment and other physical property, whether or not pertaining to the Confidential Information, furnished to Consultant by the Company or produced by Consultant or others in connection with Consultant’s engagement hereunder, shall be owned by the Company and promptly returned to the Company as and when requested. Confidential Information shall not include any information which: (a) was already known to Consultant at the time of its disclosure to Consultant by the Company; (b) at the time of disclosure to Consultant was generally available to the public; (c) subsequent to such disclosure becomes generally available to the public without fault on Consultant’s part; or (d) otherwise becomes known to Consultant on a non-confidential basis from another source not bound by a confidentiality agreement with the Company. Consultant is aware of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, nonpublic information from the issuer of the securities or any affiliate thereof and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance on such information for so long as the information remains material and non-public. Consultant is also aware that the Company is requiring Consultant to agree to the restrictions set forth in this Section 5 to, among other things, fulfill the Company’s obligations under Regulation FD under the Securities Exchange Act of 1934, as amended.

6.            Inventions. Consultant will promptly and fully disclose to the Chairman of the Board of Directors of the Company any invention, improvement, discovery, process, formula, technique, method, trade secret or other intellectual property, whether or not patentable, whether or not copyrightable (collectively, “Company Invention”) made, conceived, developed or first reduced to practice by Consultant, either alone or jointly with others, while performing the Services hereunder. Consultant hereby assigns to the Company all of Consultant’s right, title and interest in and to any such Company Inventions, which shall be the sole property of the Company. Consultant will execute any documents necessary to perfect the assignment of such Inventions to the Company and to enable the Company to apply for, obtain, and enforce patents or copyrights in any and all countries on such Company Inventions. Consultant hereby irrevocably designates the officers of the Company as Consultant’s agent and attorney-in-fact to execute and file any such document and to do all lawful acts necessary to apply for and obtain patents and copyrights, and to enforce the Company’s rights under this Section 6.

7.            Company Authorization for Publication. Prior to Consultant’s submitting or disclosing for possible publication or dissemination outside the Company any material prepared by Consultant that incorporates information that concerns the Company’s business or anticipated research, Consultant agrees to deliver a copy of such material to the Chairman of the Board of Directors of the Company for review. Within thirty (30) days following such submission, the Company agrees to notify Consultant in writing whether the Company believes such material contains any Confidential Information related to the Services, and Consultant agrees to make such deletions and revisions as are reasonably requested by the Company to protect its Confidential Information related to the Services. Consultant further agrees to obtain the written consent of the Company prior to any review of such material by persons outside the Company.

Exhibit A - 2

8.            Independent Contractor. The Company and Consultant mutually understand and agree that Consultant shall be at all times acting and performing as an independent contractor. Nothing in this Agreement is intended to create an employer/employee relationship or a joint venture relationship between the parties. The parties agree that Consultant is not eligible for any compensation, fringe benefits, pension, workers’ compensation, sickness or health insurance benefits, or other similar benefits accorded employees of the Company. The parties agree that the Company will not withhold any sums for income tax, unemployment insurance, social security or any other withholding pursuant to any law or requirement of any governmental body on behalf of Consultant. Consultant acknowledges and agrees that the Company has no obligation under local, state or federal laws regarding Consultant and that the total commitment and liability of the Company in regard to any arrangement with, or work performed by, Consultant hereunder is to pay the fees and expenses pursuant to the provisions of this Agreement. Consultant shall indemnify and hold the Company harmless from any and all loss, damage, claims, payments or liability arising with respect to any such payment, withholdings and benefits, if any. Nothing in this Agreement is intended to allow the Company to exercise control or direction over the manner or method by which Consultant performs the Services under the terms of Consultant’s engagement hereunder.

9.            Non-Solicitation or Hire of the Company Employees. During the Consultation Period and for one (1) year thereafter, Consultant shall not encourage or solicit any employee of the Company to leave the Company for any reason or to accept employment with Consultant or any other entity. As part of this restriction, Consultant shall not (a) interview or provide any input to any third party regarding any such employee during such time period, or (b) retain or hire in any capacity, either individually or for any person or entity by which Consultant may be engaged or with which Consultant may be affiliated, any person who is or was employed by the Company at any time during the Consultation Period and six (6) months after the termination of such engagement.

10.         Non-Solicitation of Non-Employees. During the Consultation Period and for one (1) year thereafter, Consultant shall not interfere with or attempt to impair the relationship between the Company and any of its non-employee consultants and advisors, nor shall Consultant attempt, directly or indirectly, to solicit, entice, hire or otherwise induce any non-employee consultant or advisor of the Company to terminate association with the Company. The Company will not interfere with or attempt to impair the relationship between the Consultant and any non-employee consultants and advisors during the Consultation Period and for one (1) year thereafter.

11.         Non-Competition. During the Consultation Period and for one (1) year thereafter, Consultant shall not, with or without consideration, render services in any capacity to any person, business, firm or corporation engaged in any business competitive with the business conducted or proposed to be conducted by the Company during the Consultation Period. Consultant shall not become interested in any such business involved in competitive activities with the Company, either directly or indirectly, as partner, stockholder, principal, member, employee, agent, trustee, consultant, or any other relationship or capacity; provided, however, that such restriction shall not apply with respect to a less than or equal to a one percent (1%) interest in any entity which is publicly traded and listed on a recognized securities exchange.

12.         Maintenance of Records. During the Consultation Period and, until the expiration of five (5) years after the furnishing of the Services pursuant to this Agreement, Consultant shall make available, upon written request of the Company or its designee, any records maintained by Consultant regarding any of the Services performed hereunder by Consultant.

13.         No Authority to Bind. Consultant shall have no power or authority to execute any agreements or contracts for or on behalf of the Company nor to bind the Company in any other manner.

14.         Indemnification. Consultant shall save, indemnify, defend and hold the Company harmless from any liability, claim, loss, damage, or expenses, including, without limitation, reasonable attorney fees, arising from Consultant’s acts or omissions in the course of providing the Services.

Exhibit A - 3

15.         Assignment. Due to the personal nature of the Services, Consultant may not assign this Agreement. The Company may assign all rights and liabilities under this Agreement to a subsidiary or an affiliate or to a successor to all or a substantial part of its business and assets without the consent of Consultant. Subject to the foregoing, this Agreement will inure to the benefit of and be binding upon each of the heirs, assigns and successors of the respective parties.

16.         Remedies. Consultant acknowledges that the Company would have no adequate remedy at law to enforce Sections 5, through 14 hereof. In the event of a violation of such sections, the Company shall have the right to obtain injunctive or other similar relief, as well as any other relevant damages, without the requirement of posting bond or other similar measures.

17.         Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic or otherwise delivered by hand, messenger or courier service addressed to the address of such party set forth in the introductory paragraph of this Agreement or to such address directed by a party in writing. Each such notice, request, demand or other communication shall for all purposes of this Agreement be treated as effective or having been given (a) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (b) if sent via mail, at the earlier of its receipt or five (5) days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (c)  if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

18.         Entire Agreement. This Agreement together with the Separation Agreement shall constitute the entire agreement between the parties and supersedes any and all other written or oral agreements between Consultant and the Company with respect to the subject matter of this Agreement. If any provision of this Agreement shall be declared invalid, illegal or unenforceable, such provision shall be severed and the remaining provisions shall continue in full force and effect. This Agreement may not be amended except by mutual written agreement of the parties.

19.         Collection Costs and Attorneys’ Fees. If a party shall fail to perform an obligation or otherwise breaches one or more of the terms of this Agreement, the other party may recover from the non-performing breaching party all its costs (including actual attorneys’ and investigative fees) to enforce the terms of this Agreement.

20.         Governing Law; Consent to Jurisdiction, Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws. Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts of the Commonwealth of Massachusetts for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each Party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the Parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each Party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER. In addition, should it become necessary for the Company to seek to enforce any of the covenants contained in this Agreement through any legal, administrative or alternative dispute resolution proceeding, Employee shall reimburse the Company for its reasonable fees and expenses (legal costs, attorneys’ fees and otherwise) related thereto.

Exhibit A - 4

21.         Counterparts/Electronic Execution and Delivery. This Agreement may be executed in one or more counterparts and by facsimile or by electronic delivery, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Signatures of the Parties transmitted by facsimile or via .pdf format shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Massachusetts Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such agreement or instrument, each other Party hereto or thereto will re-execute original forms thereof and deliver them to all other Parties. No Party hereto or to any such agreement or instrument will raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense related to lack of authenticity.

Signatures on the Following Page

Exhibit A - 5

In Witness Whereof, the Company and Consultant have made this Agreement effective as of the date first set forth above.

THE COMPANY:		CONSULTANT:

NeuroBo Pharmaceuticals, Inc.

By:
Name:	Douglas J. Swirsky	Richard Kang, Ph.D.
Title:	Chairman of the Board

Exhibit A - 6

Exhibit A

DESCRIPTION OF SERVICES

During the Consultation Period, Consultant shall consult with the Company at such specific times and at such particular locations as Consultant and the Company mutually determine from time to time on matters related to (i) the transition of Consultant’s prior role as Chief Executive Officer and President of the Company; (ii) Consultant’s successor, service as an officer and member of the governing body of the Company’s subsidiary, , NeuroBo Co., Ltd., until the election and qualification of Consultant’s successor, or until Employee’s resignation or removal from such position at NeuroBo Co., Ltd.; and (iii) additional services that the Company may request of Consultant from time to time.

Exhibit A - 7